UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2018

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19450 State Highway 249, Suite 200

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 23, 2018, NCS Multistage Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Three items of business were acted upon by stockholders at the Annual Meeting: (1) the election of three Class I directors nominated by the Board of Directors to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and duly qualified, (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and (3) approval of the Company’s Employee Stock Purchase Plans. Total votes eligible to be cast at the meeting as of the April 2, 2018 record date were 45,958,036, of which 42,245,810 votes were cast in person or by proxy at the meeting, consisting of approximately 92% of the total eligible votes to be cast.

The voting results are as follows:

Proposal 1 — Election of Directors

			Broker
Names	For	Withheld	Non-Votes
Michael McShane	37,616,267	4,016,349	613,194
Gurinder Grewal	39,646,839	1,985,777	613,194
Franklin Myers	38,532,002	3,100,614	613,194

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

For	42,241,956
Against	3,663
Abstentions	191
Broker Non-Votes	—

Proposal 3 — Approval of Employee Stock Purchase Plans

For	41,375,462
Against	2,592
Abstentions	254,562
Broker Non-Votes	613,194

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	NCS Multistage Holdings, Inc.

	By:	/s/ Ryan Hummer
Ryan Hummer
Chief Financial Officer